Exhibit 99.1
Graham Holdings and Berkshire Hathaway Complete Deal
for Berkshire Hathaway to Acquire WPLG-TV

WASHINGTON, DC/OMAHA, NE-July 1, 2014-Graham Holdings Company (NYSE: GHC) and Berkshire Hathaway Inc. (NYSE: BRK.A; BRK.B) reported today that they have completed a transaction, announced March 12, 2014, in which Berkshire has acquired a wholly-owned subsidiary of Graham Holdings, including WPLG, a Miami-based television station, 2,107 Class A Berkshire shares and 1,278 Class B Berkshire shares owned by Graham Holdings and $327.7 million in cash, in exchange for about 1,620,000 shares of Graham Holdings Class B common stock owned by Berkshire Hathaway.
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About Berkshire Hathaway (www.berkshirehathaway.com):
Berkshire Hathaway and its subsidiaries engage in diverse business activities including property and casualty insurance and reinsurance, utilities and energy, freight rail transportation, finance, manufacturing, retailing and services. Berkshire’s common stock is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

About Graham Holdings Company (www.ghco.com):
Graham Holdings Company (NYSE: GHC) is a diversified education and media company whose principal operations include educational services, television broadcasting, cable systems and online, print and local TV news.  The Company owns Kaplan, a leading global provider of educational services; Post-Newsweek Stations (WDIV-Detroit, KPRC-Houston, WKMG-Orlando, KSAT-San Antonio, WJXT-Jacksonville); Cable ONE, serving small-city subscribers in 19 midwestern, western and southern states; and The Slate Group (Slate, Slate V, The Root); and Foreign Policy.  The Company also owns Trove, a digital team focused on innovation and experimentation with emerging technologies; SocialCode, a leading social marketing solutions company; Celtic Healthcare; Forney Corporation; and Joyce/Dayton Corp.

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Contact:
Rima Calderon
Rima.Calderon@ghco.com
(202) 334-6617